EXHIBIT 23.3

CONSENT OF INDEPENDENT RESERVE ENGINEERS

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 2 to Form S-8 Registration Statement of Transmeridian Exploration Incorporated (the “Company”) and to references to this firm of the Company’s estimated proved reserves in this Registration Statement.

/s/ Ryder Scott Company, L.P.

July 19, 2005